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                                                                   EXHIBIT 10.28



                        PREMIUM TAX MORATORIUM AGREEMENT

            BETWEEN SOUTH CAROLINA DEPARTMENT OF REVENUE AND TAXATION

                         AND SAFE AUTO INSURANCE COMPANY






                                 AUGUST 31, 2004


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                        PREMIUM TAX MORATORIUM AGREEMENT


         This PREMIUM TAX MORATORIUM AGREEMENT ("Agreement") is made as of August 31, 2004 between the South Carolina Department of Revenue (the "Department") and SAFE AUTO INSURANCE COMPANY (the "Taxpayer").

                                   WITNESSETH:

         WHEREAS, Section 12-6-3365 of the Code authorizes the Department to enter into an agreement utilizing the procedure in Section 12-6-2320(B) of the Code establishing a moratorium on state insurance premium taxes imposed pursuant to Chapter 7 of Title 3 8 of the Code for either ten or fifteen taxable years beginning the first full taxable year after the Taxpayer qualifies; and,

         WHEREAS, to qualify for the moratorium on state insurance premium taxes, the following criteria must be met: 1) the taxpayer must create and maintain at least 100 full-time new jobs at a facility of a type identified in
 Section 12-6-3360(M) of the Code, 2) the facility must be located in a county with an average annual unemployment rate of at least twice the state average during the last twenty-four months, based on the unemployment rate data on November 1st or in a county that is one of the three lowest per capita income counties, based on the average of the three most recent completed calendar years of per capita income data that are available on November 1st, 3) at least ninety percent of the Taxpayer's total investment in this State must be in the county in which the qualifying facility is located, 4) the taxpayer must ask the Department to enter into a contract utilizing the procedure in Section 12-6-2320(B), and 5) after reviewing the Taxpayer's proposed and planned new facility or expansion, the South Carolina Advisory Coordinating Council for Economic Development (the "Council") must certify that the new facility or expansion will have a significant beneficial economic effect on the region for which it is planned and that the benefits to the public exceed the cost to the public; and,

         WHEREAS, the Taxpayer has a new facility or an expansion that qualifies under Code Section 12-6-3360(M) and has created at the facility 100 or more full-time new jobs; and

         WHEREAS, the county in which Taxpayer's facility is located is Williamsburg County which was a county that for Calendar Years 2002 through 2004 was either: a) a county with an average annual unemployment rate of at least twice the state average during the last twenty-four months, based on the unemployment rate data on November 1st or b) a county with one of the three lowest per capita income, based on the average of the three most recent completed calendar years of per capita income data that were available on November 1st, and,

         WHEREAS, more than ninety percent of the Taxpayer's total investment in South Carolina is located in Williamsburg County at the time the Taxpayer created the 100 or more full-time new jobs; and,

         WHEREAS, after reviewing the Taxpayer's proposed and planned new facility or expansion, the Council certified that the new facility or expansion will have a significant beneficial economic effect on the region for which it is planned and that its benefits to the public exceed the cost to the public; (The Council's certification is attached as Exhibit A, and incorporated into this agreement);

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following terms and conditions:

                             ARTICLE 1. DEFINITIONS








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The following definitions shall be applicable for purposes of this Agreement.

"Agreement" means this agreement executed between the Department of Revenue and the Taxpayer.

"Code" means the Code of Laws of South Carolina 1976, as amended.

"Cut-off-date" means the fifth anniversary of the date the first job in connection with this agreement is created. This date may be no later than October 1, 2008 which is five years from the date that the first job in connection with this project was created.

"Effective Date" means the date specified on the cover of this Agreement. "Full-Time" is as defined in Section 12-6-3360(M)(4) of the Code.

"Fifteen-Year Premium Tax Moratorium Period" means the period beginning on the first day of the first full taxable year after the Start Date and ending on the last day of the fifteenth full taxable year or the year when the Taxpayer ceases complying with the Increased Minimum Job Requirement, whichever occurs first. "Increased Minimum Job Requirement" means 200 or more full-time new jobs.

"Minimum Job Requirement" means 100 or more full-time new jobs. "Moratorium County" means Williamsburg County.

"New Job" is as defined in Code Section 12-6-3360(M)(3).

"Premium Tax Moratorium" shall mean the incentive provided for by Section 12-6-3365 of the Code as it relates to the Taxpayer by this Agreement subject to the further terms and conditions listed herein.

"Premium Tax Moratorium Period" means either the Ten-Year Premium Tax Moratorium Period if the Minimum Job Requirement is created and maintained, or, the Fifteen-Year Premium Tax Moratorium Period, if the Increased Minimum Job Requirement is created and maintained.

"Project" means the facility or facilities that are located in the Moratorium County as described in Taxpayer's Application for Qualification of Premium Tax Moratorium attached to, and incorporated into, this Agreement as Exhibit B.

"Start Date" means the date on which the Taxpayer met the Minimum Job Requirement which was December 31, 2003.

"State" means the State of South Carolina. "Taxpayer" means Safe Auto Insurance Company.

"Ten-Year Premium Tax Moratorium Period" means the period beginning on the first day of the first full taxable year after the Start Date and ending on the last day of the tenth year or the year when the Taxpayer ceases complying with the Minimum Job Requirement, whichever occurs first.


                  ARTICLE II. TERMS AND CONDITIONS OF AGREEMENT




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 2.1     Employment

         The Taxpayer represents that on or before December 31, 2003, the Taxpayer created on its payroll at the Project, jobs in number equal to, or exceeding, the Minimum Job Requirement.

 2.2     Obligations With Respect to the Project

         The Taxpayer represents that it began operations at the project on or before December 31, 2003. The Taxpayer shall be responsible for all costs, contractual and other obligations associated with the acquisition, construction and operation of the Project. Neither the Department, Council, the State, nor any other agency or department of the State, or any employees thereof, shall be liable in any manner whatsoever to any person for matters pertaining to or arising in connection with the Project or this Agreement.

 2.3     Notice Obligation

         The Taxpayer by this Agreement notifies the Department that it has exceeded the Minimum Job Requirement as of December 31, 2003 and elects to start the Premium Tax Moratorium Period beginning with its tax year that commences January 1, 2004 and the Department accepts such notification. If the Taxpayer qualifies for, and the Taxpayer desires to use the Fifteen-Year Premium Tax Moratorium Period, the Taxpayer shall notify the Department in writing that it has met or exceeded the Increased Minimum Job Requirement and is electing to utilize the Fifteen-Year Premium Tax Moratorium Period. Such notification must be before the Cut-off Date.

 2.4     Investment Representation

         The Taxpayer represents that as of December 31, 2003, at least ninety percent of the Taxpayer's total investment in this State is located in the Moratorium County in which the project is located.

 If the Taxpayer meets the Increased Minimum Job Requirement and elects to use the Fifteen-Year Tax Moratorium Period, the Taxpayer represents that at time it meets the Increased Minimum Job Requirement, at least ninety percent of the Taxpayer's total investment in this State will be located in the Moratorium County in which the project is located.


 2.5 Certification by Department

 The Department of Revenue certifies that even if the Moratorium County is removed from the list of moratorium counties in a future year, the Taxpayer may continue to use the Premium Tax Moratorium for either the Fifteen-Year Premium Tax Moratorium Period or the Ten-Year Premium Tax Moratorium Period, provided that the Taxpayer maintains the required number of jobs.




                       ARTICLE III. PREMIUM TAX MORATORIUM

         The Taxpayer and Department agree that during the Premium Tax Moratorium Period the Taxpayer shall be exempt from the Insurance Premium Tax imposed pursuant to Chapter 7 of Title 38 of the Code, provided, however, the Premium Tax Moratorium applies only to that portion of the Taxpayer's premium tax that represents the ratio of the Taxpayer's new investment in the moratorium county to its total investment in this State.






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                       ARTICLE IV. LIMITATION ON AGREEMENT

         This Agreement is limited to matters set forth herein. Nothing in this Agreement shall be construed as authorizing or governing any other obligation of the Taxpayer to the State or to any agency, department or political subdivision thereof or as impacting or affecting any other economic development incentive, legal matter or arrangement between the Taxpayer and the State, its agencies or departments or political subdivisions. Subject to the conditions provided in Article V below, nothing contained in this Agreement shall be construed to grant to employees, the Department or the Council or any agency of the State the right to require the Taxpayer to hire, retain or terminate any employee or employees or to require that the Taxpayer make a minimum capital investment. Subject to the conditions provided in Article V below, the Taxpayer maintains the right to cease operations at the Project if the Taxpayer so determines in its sole discretion.

                             ARTICLE V. TERMINATION

 5.1     Notice and Termination

         If applicable, the Taxpayer must provide the Notice that it has met the Increased Minimum Job Requirement, pursuant to Section 2.3 hereof, by the Cut-off date, otherwise this Agreement shall be null and void.

 5.2     Failure to Maintain Minimum Employment

         If the Taxpayer fails to maintain the Minimum Job Requirement level for any year(s) during the Premium Tax Moratorium Period for any reason other than accident, natural disaster or any force majeure circumstance which make it impossible for the Taxpayer to maintain the Minimum Job Requirement then the Premium Tax Moratorium Period and this Agreement will terminate. If the Taxpayer qualifies for and elects to use the Premium Tax Moratorium for the Fifteen-year Premium Tax Moratorium Period, but fails to maintain the Increased Minimum Job Requirement level for any year(s) during the Fifteen-year Premium Tax Moratorium Period for any reason other than accident, natural disaster or any force majeure circumstance which make it impossible for the Taxpayer to maintain the Increased Minimum Job Requirement, then the Premium Tax Moratorium Period and this Agreement will terminate at the end of the Ten-Year Premium Tax Moratorium Period, or at the time the failure to maintain the Increased Minimum Job Requirement occurs, whichever is later. Whether Taxpayer has met the Minimum Job Requirement, or the Increased Minimum Job Requirement, if applicable, in any year of the Premium Tax Moratorium Period will be determined using the principles established under Section 12-6-3360 of the Code.

 5.3     Notification.

         The Taxpayer agrees to notify the Department within ninety days of any period in which Taxpayer fails to maintain the Minimum Job Requirement or if applicable, the Increased Minimum Job Requirement. If the Taxpayer fails to notify the Department as required herein, any period of limitations for assessment provided for in Code section 12-54-85 is suspended until 90 days after such notification occurs.









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                            ARTICLE VI. MISCELLANEOUS

 6.1       Notices.

        Notices hereunder shall be sent by first-class mail, hand delivery or facsimile transmission as follows:

 If to the Department:

         South Carolina Department of Revenue
         Attention: Economic Development Projects Coordinator

         Regular Mail Address
         P.O. Box 125
         Columbia, South Carolina 29214
         Telephone No.:     (803) 898-5402
         Facsimile No.:     (803) 898-5446

         Overnight Courier Address
         Columbia Mills Building
         301 Gervais Street
         Columbia, South Carolina 29201


 If to the Taxpayer:

         SAFE AUTO INSURANCE COMPANY
         Attention: Greg Sutton, CFO

         Regular Mail Address
         3883 East Broad Street
         Columbus, Ohio 43213
         Telephone No.:     (614) 231-0200   X7500
         Facsimile No.:     (614) 559-5680

         Overnight Courier Address Same

With a copy to:

         McNair Law Firm, P.A. Attention: Erik
         Doerring, Esquire

         Regular Mail Address
         P.O. Box 11390
         Columbia, South Carolina 29211
         Telephone No.:     (803) 799-9800
         Facsimile No.:     (803) 376-2277

         Overnight Courier Address
         1301 Gervais Street






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          Columbia, South Carolina 29201
          Telephone No.:    (803) 799-9800
          Facsimile No.:    (803) 376-2277


         The parties may by notice given hereunder designate changes of address and phone and fax numbers for purposes of this Agreement.

 6.2     Governing, Laws.

         This Agreement is made under and shall be construed in accordance with the laws and regulations of the State of South Carolina. By executing this Agreement the Taxpayer agrees to submit to the jurisdiction of the Department and the Courts of South Carolina for all matters arising or to arise hereunder.

 6.3  Mergers and Consolidations and Sale of the Project.

 If the Taxpayer merges or consolidates with another entity which is not an affiliate of the Taxpayer, or if the Taxpayer sells substantially all of the assets associated with the project, based on fair market value, to another entity which is not an affiliate of the Taxpayer then the Premium Tax Moratorium will automatically terminate and this Agreement will be void, whether the Taxpayer is the surviving entity of such merger or consolidation or not. An affiliate of the Taxpayer with operations in the moratorium county as of the date of the merger, consolidation, or sale, will not be treated as an affiliate of the Taxpayer for purposes of this provision.

 6.4     Additional Matters.

         Modifications or waivers of any provisions of this Agreement must be in writing.


         IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.


                                        SOUTH CAROLINA DEPARTMENT OF REVENUE

                                        By: /s/ Harry T. Cooper, Jr.
                                           -------------------------------------
                                        Print: Harry T. Cooper, Jr.
                                               ---------------------------------
ATTEST:                                 Its: Deputy Director
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                                        SAFE AUTO INSURANCE COMPANY

                                        By: /s/ Greg A. Sutton
                                           -------------------------------------
                                        Print: Greg A. Sutton
                                              ----------------------------------
ATTEST:/s/ Greg A. Sutton               Its: CFO
       -------------------------            ------------------------------------






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